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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Loral Corporation for the registration of 3,314,960 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 1995, with respect to the combined financial statements of Unisys Defense Systems (a unit of Unisys Corporation), which is included in the Current Report on Form 8-K of Loral Corporation filed May 22, 1995 with the Securities and Exchange Commission.



                                 /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
May 30, 1995